As filed with the Securities and Exchange Commission on March 11, 2010
Registration No. 333-155421

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Post-Effective Amendment No. 3 to
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NOBLE CORPORATION
NOBLE HOLDING INTERNATIONAL LIMITED
(Exact name of each registrant as specified in its charter)

NOBLE CORPORATION CAYMAN ISLANDS (State or other jurisdiction of incorporation or organization)	NOBLE HOLDING INTERNATIONAL LIMITED CAYMAN ISLANDS (State or other jurisdiction of incorporation or organization)

98-0366361 (I.R.S. employer identification no.)	98-0477694 (I.R.S. employer identification no.)

P.O. Box 309 GT, Ugland House,
South Church Street
Georgetown, Grand Cayman
Cayman Islands, BWI
(345) 949-8080
(Address, including zip code, and telephone
number, including area code, of registrant’s
principal executive offices)	P.O. Box 309 GT, Ugland House,
South Church Street
Georgetown, Grand Cayman
Cayman Islands, BWI
(345) 949-8026
(Address, including zip code, and telephone
number, including area code, of registrant’s
principal executive offices)

Andrew J. Strong	Copy to:
Noble Corporation
P.O. Box 309 GT, Ugland House,
South Church Street
Georgetown, Grand Cayman
Cayman Islands, BWI
(Name, address, including zip code, and telephone number,
including area code, of agent for service)	David L. Emmons Joe S. Poff Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, Texas 77002

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if smaller reporting company)	Smaller reporting company ☐
     This Post-Effective Amendment No. 3 to Form S-3 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to said Section 8(c), may determine.

SIGNATURES

REMOVAL OF SECURITIES FROM REGISTRATION
     Noble Corporation, a Cayman Islands company (“Noble-Cayman”), and Noble Holding International Limited filed a Registration Statement on Form S-3 (No. 333-155421) to register an unspecified amount of securities (as amended, the “Registration Statement”). The Registration Statement became effective upon filing pursuant to Rule 462(e) under the Securities Act of 1933, as amended. Under the Registration Statement, Noble Holding International Limited sold $250,000,000 principal amount of senior notes, guaranteed by Noble-Cayman, on November 18, 2008. This Amendment No. 3 to the Registration Statement is being filed to deregister all remaining unsold securities under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, Noble Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Grand Cayman, Cayman Islands, on the 11th day of March, 2010.

NOBLE CORPORATION
By:	/s/ Dennis J. Lubojacky
	Name:	Dennis J. Lubojacky
	Title:	Vice President and Chief Financial Officer

     Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 11th day of March, 2010.

Signature		Title

* David W. Williams		President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Dennis J. Lubojacky Dennis J. Lubojacky		Vice President and Chief Financial Officer and Director (Principal Financial and Accounting Officer and Authorized Representative in the United States)

* Alan P. Duncan		Director

* Andrew J. Strong		Director

*By:	/s/ Dennis J. Lubojacky Dennis J. Lubojacky	Attorney-in-fact

     Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, Noble Holding International Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Grand Cayman, Cayman Islands on the 11th day of March, 2010.

NOBLE HOLDING INTERNATIONAL LIMITED
By:	/s/ Alan R. Hay
	Name:	Alan R. Hay
	Title:	Director

     Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 11th day of March, 2010.

Signature	Title

/s/ Alan R. Hay Alan R. Hay	Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Authorized Representative in the United States)

/s/ Andrew J. Strong Andrew J. Strong	Director